UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2010
SAGA COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-11588 (Commission File Number)	38-3042953 (IRS Employer Identification No.)

73 Kercheval Avenue Grosse Pointe Farms, MI (Address of Principal Executive Offices)	48236 (Zip Code)
Registrant’s telephone number, including area code: (313) 886-7070
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 11, 2010, Saga Communications, Inc. (“Saga”) entered into Amendment No. 4 (“Credit Agreement Amendment No. 4”) to its Credit Agreement dated as of July 29, 2003, among Saga Communications, Inc., the Lenders party thereto, Bank of America, N.A., as Documentation Agent, and The Bank of New York Mellon, as Administrative Agent, as amended (the “Credit Agreement”). The primary changes effected by Credit Agreement Amendment No. 4 are as follows:
(i)	a voluntary reduction of the revolving credit commitment from $140,000,000 to $115,000,000;

(ii)	modification of the scheduled reductions of the revolving commitments to be automatically and permanently reduced by an amount equal to $2,500,000 on the last day of each fiscal quarter commencing on June 30, 2010 and ending on June 30, 2012;

(iii)	modification of the revolving commitments shall be automatically and permanently reduced quarterly in an aggregate amount equal to 75% of the “Excess Cash Flow”, as defined in the credit agreement, beginning with the fiscal quarter ending March 31, 2010;

(iv)	modification of the interest coverage ratio to be maintained as of the last day of the fiscal quarter ended December 31, 2009 to be not less than 3.00 to 1.00, and in the case of each fiscal quarter thereafter to be not less than 3.50 to 1.00;

(v)	modification of the leverage ratios required to be maintained at any time during a period to be as follows: (a) for the period from June 30, 2009 through March 30, 2010, not greater than 5.75 to 1.00, (b) for the period from March 31, 2010 through September 29, 2010, not greater than 5.00 to 1.00, (c) for the period from September 30, 2010 through December 30, 2010, not greater than 4.75 to 1.00, (d) for the period from December 31, 2010 through March 30, 2011, not greater than 4.50 to 1.00, (e) for the period from March 31, 2011 through June 29, 2011, not greater than 4.25 to 1.00, (f) for the period from June 30, 2011 through September 29, 2011, not greater than 4.00 to 1.00, (g) for the period from September 30, 2011 through December 30, 2011, not greater than 3.75 to 1.00, (h) for the period from December 31, 2011 through June 29, 2012, not greater than 3.50 to 1.00, and (i) for the period from June 30, 2012 and thereafter, not greater than 3.25 to 1.00;

(vi)	modification of the fixed charge coverage ratios required to be maintained as of the last day of any fiscal quarter ending on or after December 31, 2009 to be not less than 1.10 to 1.00;

(vii)	modification of the ABR margin to range from 2.00% to 3.25% and changing the Eurodollar margin and letter of credit fee to range from 3.00% to 4.25%, in each case depending on the leverage ratio maintained by Saga;

(viii)	modification of the commitment fee to range from 0.375% to 0.625%, depending on the leverage ratio maintained by Saga.
     The foregoing summary is qualified in its entirety by reference to the text of Credit Agreement Amendment No. 4, which is filed as Exhibit 4(g) and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
c)	Exhibits.

Exhibit No.	Description
4(g)	Amendment No. 4, dated as of February 11, 2010, under the Credit Agreement, dated as of July 29, 2003, among Saga Communications, Inc., the Lenders party thereto, Bank of America, N.A., as Documentation Agent, and The Bank of New York Mellon, as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.
Dated: February 17, 2010	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President, Chief Financial Officer and Treasurer